UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 7, 2017

Premier Pacific Construction, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-192107	90-0920687
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13103 GOLDEN WAY
POWAY, CA  92064

 (Address of principal executive offices, including zip code)

(858) 748-7152

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02     Unregistered Sales of Equity Securities.
On June 7, 2017, we entered into a Consulting Agreement (the "Agreement"), pursuant to which Consultant is to advise the Company concerning acquisition of existing solar energy businesses (the "Services").  Pursuant to the Agreement, the Company shall pay Consultant a total of $60,000 for the Services, which will be paid in the form of 400,000 shares of the Company's common stock.  Payment to Consultant will occur over time with 80,000 shares vesting on June 7, 2017 and the remaining to vest equally over the next four months for so long as the Consultant continues to provide Services to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 8, 2017	Premier Pacific Construction, Inc.

/s/ Richard Francella
By: Richard Francella